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                                                                 EXHIBIT 10.8(m)



                         AMENDMENT NO. THREE TO THE LOAN
                             AND SECURITY AGREEMENT
                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                     PERCEPTIVE SCIENTIFIC INSTRUMENTS, LLC.
                                       AND
                                 STATSPIN, INC.

        This Amendment No. Three To The Loan And Security Agreement (the "Amendment") is entered into as of the 16th day of April, 1999, by and between INTERNATIONAL REMOTE IMAGING SYSTEMS, INC. ("IRIS") a Delaware corporation, whose chief executive office is located at 9162 Eton Avenue, Chatsworth, California 91311, PERCEPTIVE SCIENTIFIC INSTRUMENTS, LLC. ("PSI"), a Delaware Corporation, 2525 South Shore Boulevard, No. 100, League City, Texas 77573, and STATSPIN, INC. ("Statspin"), a Massachusetts corporation, 85 Morse Street, Norwood, Massachusetts 02062 (collectively, "Borrower") and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:

                                      FACTS

        FACT ONE: Foothill and Borrower have previously entered into that certain Loan and Security Agreement, dated May 5, 1998 (as amended and supplemented, the "Agreement").

        FACT TWO: Foothill and Borrower desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

        NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

        1. Schedule 6.12 of the Agreement is hereby amended to include the following under "Location of Inventory and Equipment":

        - Maintain Inventory and Equipment in an amount not to exceed $200,000 at any one time, outside the continental United States

        2. Foothill shall charge Borrower's loan account a fee in the amount of $500.00. Said fee shall be fully-earned, non-refundable, and due and payable on the date Borrower's loan account is charged.

        3. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

        IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.



FOOTHILL CAPITAL                    INTERNATIONAL REMOTE
CORPORATION                         IMAGING SYSTEMS, INC.

By: /s/ Stephen Schwartz            By: /s/ Martin S. McDermut
Its:Assistant Vice President        Its:VP, Finance & Administration, CFO



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PERCEPTIVE SCIENTIFIC               STATSPIN, INC.
INSTRUMENTS, LLC

By: /s/ Martin S. McDermut          By: /s/ Martin S. McDermut
Its:    VP and CFO                  Its:    VP and CFO